UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2007

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2007, David Holmberg, Executive Vice President, Operations of Jo-Ann Stores, Inc. (the "Company"), ceased employment with the Company. On September 12, 2007, the Company and Mr. Holmberg entered into a letter agreement regarding the termination of his employment with the Company.

Pursuant to the letter agreement, Mr. Holmberg will receive a lump sum payment equal to 24 months of his base salary and car allowance and continued health and life insurance coverage for up to two years after the termination date. If Mr. Holmberg becomes eligible to receive insurance coverage from another employer, the continued insurance coverage will cease. Mr. Holmberg will be permitted to exercise any stock options that were vested as of August 10, 2007 during the 90-day period following his termination date. He will also receive outplacement assistance for up to one year following his termination date.

Mr. Holmberg will not be eligible to receive any payments under the Company's Short-Term or Long-Term Incentive Compensation Plans for the fiscal year ending February 2, 2008 or thereafter.

Mr. Holmberg also agreed to non-compete, non-solicitation and confidentiality covenants in the letter agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

September 14, 2007	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary